Exhibit 99.1

SCIENTIFIC GAMES CORPORATION ANNOUNCES PROPOSED REINCORPORATION INTO NEVADA

LAS VEGAS, September 18, 2017 /PRNewswire/ -- Scientific Games Corporation (NASDAQ: SGMS) (“Scientific Games” or the “Company”) today announced that it has entered into an Agreement and Plan of Merger (the “reincorporation merger agreement”) with SG Nevada Merger Company, a Nevada corporation and our wholly owned subsidiary (“SG Nevada”), providing for the merger of the Company with and into SG Nevada with SG Nevada surviving the merger (the “Surviving Corporation”), for the sole purpose of changing the Company’s state of incorporation from Delaware to Nevada (the “reincorporation merger”).

The reincorporation merger is subject to approval by the affirmative vote of holders of a majority of outstanding shares of Class A common stock of the Company entitled to vote thereon at a special meeting of the Company’s stockholders.

If the merger is approved by the Company’s stockholders, at the Effective Time (as defined in the reincorporation merger agreement), each share of Class A common stock, par value $0.01 per share, of the Company issued and outstanding immediately prior to the Effective Time will be converted (without the surrender of stock certificates or any other action by SG Nevada, the Company or the Company’s stockholders) into one fully paid and non-assessable share of common stock, par value $0.001, of the Surviving Corporation.

The reincorporation merger will not result in any change in the Company’s name, headquarters, business, management, location of offices, assets, liabilities or net worth, other than as a result of the costs incident to the reincorporation merger.  Our management, including all directors and officers, immediately prior to the reincorporation merger will remain the same following the reincorporation merger and will assume identical positions with the Surviving Corporation.

All ® notices signify marks registered in the United States.  © 2017 Scientific Games Corporation. All Rights Reserved.

About Scientific Games

Scientific Games Corporation (NASDAQ: SGMS) is the global leader in technology-based gaming systems, table games, table products and instant games and a leader in products, services and content for gaming, lottery and interactive gaming markets. Scientific Games delivers what customers and players value most: trusted security, creative content, operating efficiencies and innovative technology. Today, we offer customers a fully integrated portfolio of technology platforms, robust systems, engaging content and unrivaled professional services. For more information, please visit www.scientificgames.com.

COMPANY CONTACTS:
Investor Relations:
Scientific Games:  Bill Pfund +1 702-532-7663
Vice President, Investor Relations
bill.pfund@scientificgames.com

Media Relations:
Scientific Games: Susan Cartwright +1 702-532-7981
Vice President, Corporate Communications
susan.cartwright@scientificgames.com

Forward-Looking Statements
In this press release, Scientific Games makes "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as "may," "will," "could," or similar terminology. These statements are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things: the Company's stockholders may not approve the reincorporation merger; uncertainties as to the timing of the reincorporation merger; the conditions to the completion of the reincorporation merger may not be satisfied, including that required regulatory approvals may not be obtained on the anticipated schedule and the occurrence of any event, change or other circumstance that could give rise to the termination of the reincorporation merger agreement.

Additional information regarding risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on March 3, 2017 (including under the headings “Forward Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for Scientific Games’ ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

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SOURCE Scientific Games Corporation